Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Aptorum Group Limited (the “Company”) on Form F-1 Amendment No. 1 (File No. 333-232510) of our report dated April 15, 2019, with respect to our audits of the consolidated balance sheets (successor basis) of the Company as of December 31, 2018 and 2017, the related consolidated statements (successor basis) of operations and comprehensive loss, equity and cash flows for the year ended December 31, 2018 and the period March 1, 2017 through December 31, 2017, and the statements (predecessor basis) of operations, changes in net assets and cash flows for the period January 1, 2017 through February 28, 2017, which report appears in the Prospectus, which is part of this Registration Statements. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum Bernstein & Pinchuk llp

Marcum Bernstein & Pinchuk llp

New York, New York

August 16, 2019

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumbp.com